Exhibit 99.1
JAY RISING, FORMER PRESIDENT OF ADP’S NATIONAL ACCOUNTS DIVISION, JOINS
RIGHTNOW TECHNOLOGIES AS PRESIDENT OF FIELD OPERATIONS

Bozeman, MT (October 9, 2006) — RightNow® Technologies (NASDAQ: RNOW) today announced that Jay C. Rising has joined the company as President of Field Operations.  Mr. Rising was most recently President of Automatic Data Processing’s National Accounts Division.  He will replace Peter Dunning, who will remain with the company to assist with the transition as he pursues a CEO opportunity.

“We are excited to add an executive of Jay’s caliber to the RightNow organization,” said Greg Gianforte, founder and CEO of RightNow.  “In many ways, ADP was the first company to offer software as a service solutions, and serves as an example for how to scale this business model.  Jay brings the combination of operational and customer-facing experience that will help us to drive RightNow’s continued growth as we deliver mission critical solutions to the world’s largest and most successful companies.

“Peter joined RightNow in 2003 and has provided, leadership, direction and invaluable counsel to the company during a time of rapid growth, including its IPO in 2004.  During his tenure, our revenue has more than tripled, and we have built a solid foundation to drive our growth in the future.  He has been an important contributor to our success, and he has our full support as he pursues his next challenge.”

“RightNow’s unwavering focus and commitment to its customers’ success was a deciding factor in my decision to join the company, and I believe it is the foundation on which we will continue to build future success,” said Mr. Rising. “I am looking forward to working with the team at RightNow, its customers and partners.  It is a dynamic time in our industry, driven by rapid technological change and constantly shifting customer needs.”

Mr. Dunning said, “My time with RightNow has been one of the most rewarding periods in my career.  The company has created a unique relationship with its customers based on trust, service and accountability that is unrivaled in the software industry.”

Mr. Rising has held senior positions in sales, marketing and operations for more than 21 years. Most recently, as President of ADP’s National Accounts Division, he led an organization of 3,000 associates providing HR and Payroll outsourcing services to the largest companies and institutions in North America.  In that role, he launched ADP’s migration to hosted offerings and significantly increased client retention.  With strategic and P&L responsibility for the division, Mr. Rising oversaw an operation that increased revenue, improved operating margins and reduced staff turnover during his tenure.  Mr. Rising joined ADP in 1996 as Senior Vice President of Sales and Marketing.  Before ADP, Mr. Rising spent 13 years at American Express Company, where he served in a variety of positions in the areas of finance, sales, product marketing and general management focused on the retail and corporate service delivery teams.  Mr. Rising earned his M.B.A and B.A. from Dartmouth College.

About RightNow Technologies
RightNow (NASDAQ: RNOW) delivers the high-impact technology solutions and services organizations need to cost-efficiently deliver a consistently superior customer experience across their frontline service, sales and marketing touch-points. More than 1,700 corporations and government agencies worldwide depend on RightNow to achieve their strategic objectives and better meet the needs of those they serve. RightNow is headquartered in Bozeman, Montana. For more information, please visit www.rightnow.com.

RightNow is a registered trademark of RightNow Technologies, Inc. NASDAQ is a registered trademark of the NASDAQ Stock Market.

FRNOW

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain forward-looking statements.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, our ability to successfully integrate Mr. Rising into the Management Team, and the risks associated with our business model, our past operating losses, possible fluctuations in our operating results and our rate of growth, our ability to attract suitable strategic partners, interruptions or delays in our hosting operations, breaches of our security measures, our ability to expand, retain and motivate our employees and manage our growth, and our plans for new product releases.  Further information on potential factors that could affect our financial results is included in our annual report on Form 10K, our quarterly reports on Form 10-Q and our current reports on Form 8-K filed with the Securities and Exchange Commission.  The forward-looking statements in this release speak only as of the date they are made.  We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

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Contact:
Investor Relations	Public Relations
Todd Friedman, Stacie Bosinoff	Katie O’Connell
The Blueshirt Group	RightNow Technologies
415-217-7722	925-674-1487 D
todd@blueshirtgroup.com	510-304-3707 C
Stacie@blueshirtgroup.com	koconnell@rightnow.com